UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 21, 2026

Astria Therapeutics, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-37467	26-3687168
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

22 Boston Wharf Road 10th Floor
Boston, Massachusetts	02210
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 349-1971

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	ATXS	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

A special meeting of stockholders of Astria Therapeutics, Inc., a Delaware corporation (the “Company”), was held on January 21, 2026 at 9:00 a.m., Eastern Time at 22 Boston Wharf Road, 10th Floor, Boston, Massachusetts 02210 (the “Special Meeting”). As of the close of business on December 9, 2025, the record date for the Special Meeting (the “Record Date”), 57,084,838 shares of the Company’s common stock, par value $0.001 per share (“Astria Common Stock”), were outstanding and entitled to vote at the Special Meeting. Each record holder of Astria Common Stock was entitled to one vote for each share of Astria Common Stock owned as of the Record Date.

At the Special Meeting, a total of 35,757,073 shares of Astria Common Stock were present in person or represented by proxy, representing approximately 62.64% of the voting power of the shares of Astria Common Stock issued and outstanding and entitled to vote at the Special Meeting, and, therefore, a quorum was present for the Special Meeting. A summary of the voting results for the proposals presented at the Special Meeting, each of which is described in detail in the Company’s definitive proxy statement, dated December 18, 2025, and first mailed to the Company’s stockholders on or about the date thereof (the “Proxy Statement”), is set forth below.

Merger Proposal

As previously announced, on October 14, 2025, the Company entered into an Agreement and Plan of Merger (as it may be amended from time to time, the “Merger Agreement”) with BioCryst Pharmaceuticals, Inc., a Delaware corporation (“BioCryst”), and Axel Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of BioCryst. Adoption of the Merger Agreement (the “Merger Proposal”) required the affirmative vote of holders of not less than a majority of the outstanding shares of Astria Common Stock.

At the Special Meeting, the Company’s stockholders voted upon and approved the Merger Proposal. The votes on this proposal were as follows:

Votes For	Votes Against	Votes Abstaining	Broker Non-Votes
35,673,135	12,977	70,961	-

Compensation Proposal

At the Special Meeting, the Company’s stockholders also voted upon and approved, on a non-binding, advisory basis, the Merger-related named executive officer compensation as disclosed in the table entitled “Golden Parachute Compensation” and its accompanying footnotes which is included in the section of the Proxy Statement entitled “The Merger—Interests of Astria’s Directors and Executive Officers in the Merger,” as required by Section 14A of the Securities Exchange Act of 1934, as amended, which was enacted as part of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Compensation Proposal”). Approval of this proposal required the affirmative vote of holders of shares of Astria Common Stock having a majority in voting power of the votes cast by the holders of all of the shares of Astria Common Stock present or represented at the Special Meeting and voting affirmatively or negatively on such matter. The votes on this proposal were as follows:

Votes For	Votes Against	Votes Abstaining(1)	Broker Non-Votes
33,236,762	2,035,104	485,206	-

(1)	Abstentions were not considered votes cast affirmatively or negatively and had no effect on the outcome of the vote on the Compensation Proposal.

Adjournment Proposal

Because the Merger Proposal was approved, the proposal to approve one or more adjournments of the Special Meeting to a later date or dates, if there were insufficient votes to adopt the Merger Agreement on the date of the Special Meeting, was rendered moot and was not called for a vote at the Special Meeting.

Item 8.01.	Other Events.

On January 21, 2026, Astria issued a press release announcing the approval of the Merger Proposal.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release, dated January 21, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASTRIA THERAPEUTICS, INC.

Date: January 21, 2026	By:	/s/ Ben Harshbarger
Ben Harshbarger
Chief Legal Officer